Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX PROVIDES UPDATE ON THIRD QUARTER TURNAROUND AND EXPECTED FINANCIAL RESULTS

Parsippany, N.J., October 7, 2022 – AdvanSix (NYSE: ASIX) announced a preliminary update on its third quarter planned turnaround activities and its expected third quarter 2022 financial results. The Company expects third quarter 2022 Adjusted EBITDA to be in the range of $31 to $34 million.

“During the planned multi-site plant turnaround in September, additional required maintenance at our Frankford phenol plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates at our Hopewell and Chesterfield sites, resulting in an incremental approximately $15 million unfavorable impact to pre-tax income inclusive of fixed cost absorption, higher maintenance expense and lost sales. Despite the unfavorable impact of the extended turnaround, cash generation remained robust in the quarter enabling a previously announced 16% increase in our dividend payout, opportunistic share repurchases of approximately $13 million in the quarter and further debt paydown,” said Erin Kane, president and CEO of AdvanSix.

“While quarterly operational performance overall did not meet our expectations, I’m encouraged that our planned plant turnaround activities are now behind us, supporting future performance, and expect our facilities to operate at our typical high utilization rates for the remainder of the year. Consistent with others in the industry, we are seeing signs of slowing growth in consumer durables and building and construction end markets. We have a proven track record of navigating through challenging macro conditions and continue to believe we are well positioned going forward. Our outlook for the fourth quarter remains favorable, with expected performance rebounding towards results demonstrated in the first and second quarters of this year, supported by our diverse product portfolio, advantage of our business model, and strong underlying agriculture and fertilizer industry fundamentals,” concluded Kane.

The Company will issue its third quarter 2022 financial results before the opening of the New York Stock Exchange on Friday, November 4. The company will also hold a conference call with investors at 9:00 a.m. ET that day.

Conference Call Details
To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start and tell the operator that you are dialing in for AdvanSix’s third quarter 2022 earnings call. A replay of the conference call will be available from 12 noon ET on November 4 until 12 noon ET on November 11. You can listen to the replay by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 3129770.

Presentation Materials / Webcast Details
A real-time audio webcast of the presentation can be accessed at http://investors.advansix.com. Related materials will be posted prior to the presentation at that site, and a replay of the webcast will be available on the AdvanSix investor website following the presentation.

About AdvanSix
AdvanSix plays a critical role in global supply chains, innovating and delivering essential products for our customers in a wide variety of end markets and applications that touch people’s lives, such as building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives and electronics. Our reliable and sustainable supply of quality products emerges from the integrated value chain of our five U.S.-based manufacturing facilities. AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, chemical intermediates, and plant nutrients, guided by our core values of Safety, Integrity, Accountability and Respect. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic and any resurgences; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of the conflict between Russia and

Ukraine; the scope, shape and pace of recovery of the pandemic including the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes forward-looking non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. These forward-looking non-GAAP financial measures are provided only on a non-GAAP basis because such reconciliations are not available without unreasonable efforts as the Company is unable to predict with reasonable certainty the occurrence or amount of all adjustments or other potential adjustments that may arise, which can be dependent on future events. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

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Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

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